                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                FORM 8-K/A No. 1

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                       Securities and Exchange Act of 1934

Amendment No. 1 to Form 8-K filed on October 18, 1999 (Date of earliest event reported was October 1, 1999)


                                ZMAX CORPORATION
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

         Delaware                     000-23967                 52-2040275
----------------------------         ------------        -----------------------
(State or other jurisdiction         (Commission         (IRS Employer
     of incorporation)               File Number)        Identification Number)

20251 Century Boulevard, Germantown, MD                   20874
----------------------------------------                ----------
(Address of principal executive offices)                (zip code)

Registrant's telephone number, including area code: (301) 353-9500
                                                    --------------

            The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K, filed on October 18, 1999, as set forth in the pages attached hereto:

            Item 7(a) - Financial Statements

            Item 7(b) - Pro Forma Financial Information

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             ZMAX CORPORATION

December 15, 1999                            By:  /s/ MICHAEL C. HIGGINS
                                                  ------------------------
                                                  Michael C. Higgins
                                                  President

            The Current Report on Form 8-K of ZMAX Corporation (the "Registrant"), dated October 1, 1999, and filed on October 18, 1999, reported the acquisition by the Registrant of 100% of the issued and outstanding shares of capital stock of Parker Management Consultants, Ltd., a Delaware corporation ("Parker"), through (i) the payment to the sole shareholder of Parker of up to $1,500,000 in cash, subject to post-closing adjustments; (ii) the issuance to the sole shareholder of Parker of a three-year promissory note in the principal amount $3,000,000; and (iii) the issuance to the sole shareholder of Parker of a warrant to purchase 200,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), for the purchase price of $5.00 per share.
Item 7 of the report stated that the following financial information would be filed not later than 60 days after the date on which the Form 8-K was required to be filed: (i) the financial statements required under Item 7(a) of Form 8-K and Rule 3-05(b) of Regulation S-X and (ii) the pro-forma financial information required under Item 7(b) of Form 8-K and Article 11 of Regulation S-X. The purpose of this amendment is to file such financial statements and information.

Item 7.   Financial Statements, Proforma Financial Information and Exhibits.

        a.    Financial Statements of Parker.  The following historical financial statements of Parker are attached hereto:
              ------------------------------

        (1)   Financial Statements of Parker:                                                                                  Page
              ------------------------------                                                                                   ----

        Report of Independent Accountants....................................................................................... 1

        Balance Sheets as of June 30, 1999 (Unaudited),
             December 31, 1998 and 1997......................................................................................... 2

        Statements of Income for the six months ended June 30, 1999 and 1998
             Unaudited), and the years ended December 31, 1998 and 1997......................................................... 3

        Statements  of Changes in Shareholder's Equity for the six months ended June 30, 1999 (Unaudited), and the years ended
             December 31, 1998 and 1997........................................................................................  4

        Statements of Cash Flows for the six months ended June 30, 1999 and
             1998 (Unaudited), and the years ended December 31, 1998 and 1997................................................... 5

        Notes to Financial Statements........................................................................................... 6

        b.    Pro Forma Financial Information.  The following pro forma financial information is attached hereto:
              -------------------------------

        Pro Forma Condensed Consolidated Balance Sheet as of June 30, 1999 (Unaudited) ........................................ 15

        Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 1999
             (Unaudited)....................................................................................................... 16

            Pro Forma Condensed Consolidated Statements of Operations for the Year Ended December 31, 1998
                 (Unaudited)........................................................................................... 17

            Notes to Condensed Consolidated Pro Forma Financial Statements (unaudited)................................. 21

        PARKER MANAGEMENT CONSULTANTS, LTD., AND AFFILIATE

        COMBINED FINANCIAL STATEMENTS
        AS OF JUNE 30, 1999 (UNAUDITED), AND DECEMBER 31, 1998 AND 1997 TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Parker Management Consultants, Ltd., and Affiliate:

We have audited the accompanying combined balance sheets of Parker Management Consultants, Ltd., and Affiliate (a Delaware Corporation) as of December 31, 1998 and 1997, and the related combined statements of income, changes in shareholders' equity, and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Parker Management Consultants, Ltd., and Affiliate as of December 31, 1998 and 1997, and the results of their combined operations and their combined cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                             ARTHUR ANDERSEN LLP

Vienna, Virginia
November 9, 1999

               PARKER MANAGEMENT CONSULTANTS, LTD., AND AFFILIATE

                             COMBINED BALANCE SHEETS
         AS OF JUNE 30, 1999 (UNAUDITED), AND DECEMBER 31, 1998 AND 1997


                                     ASSETS
                                                                                  JUNE 30              DECEMBER 31
                                                                              -------------    ---------------------------
                                                                                    1999          1998             1997
                                                                              -------------    ----------       ----------
                                                                                (UNAUDITED)
CURRENT ASSETS:
      Cash and cash equivalents                                               $  241,640       $  246,208       $  163,442
      Accounts receivable, net of allowance of $17,037, $17,037, and $0          589,052          869,756          526,732
      Note receivable                                                            292,964                -                -
      Prepaid and other current assets                                            11,477            5,757              104
                                                                              ----------       ----------       ----------
                  Total current assets                                         1,135,133        1,121,721          690,278

FIXED ASSETS, net                                                                 21,981           20,481           14,147

OTHER ASSETS                                                                       6,289           80,474           79,260
                                                                              ----------       ----------       ----------
                  Total assets                                                $1,163,403       $1,222,676       $  783,685
                                                                              ==========       ==========       ==========


                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
      Accounts payable                                                        $   70,129       $  309,862       $  216,175
      Accrued expenses                                                           122,786          181,981           55,755
      Deferred revenue                                                            70,060                -                -
      Deferred income tax liability                                                    -           52,200           89,200
      Other current liabilities                                                   39,971           63,400           89,364
                                                                              ----------       ----------       ----------
                  Total current liabilities                                      302,946          607,443          450,494
                                                                              ----------       ----------       ----------
                  Total liabilities                                              302,946          607,443          450,494
                                                                              ----------       ----------       ----------

SHAREHOLDERS' EQUITY:
      Parker Management Consultants, Ltd., common stock,
          $0.01 stated value; 15,000 shares authorized; 1,900,
          1,900, and 1,300 shares issued and outstanding as of
          June 30, 1999, December 31, 1998 and 1997,
          respectively                                                                19               19               13
      IDC Systems, Ltd., common stock, no par value; 1,500
          shares authorized; 800 shares issued and outstanding as
          of June 30, 1999, December 31, 1998 and 1997                                 -                -                -
      Additional paid-in capital                                                  32,989           32,989            2,995
      Retained earnings                                                          827,449          582,225          330,183
                                                                              ----------       ----------       ----------
                  Total shareholders' equity                                     860,457          615,233          333,191
                                                                              ----------       ----------       ----------
                  Total liabilities and shareholders' equity                  $1,163,403       $1,222,676       $  783,685
                                                                              ==========       ==========       ==========



   The accompanying notes are an integral part of these combined balance sheets.

               PARKER MANAGEMENT CONSULTANTS, LTD., AND AFFILIATE

                          COMBINED STATEMENTS OF INCOME
      FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND 1998 (UNAUDITED), AND THE
                     YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                                SIX MONTHS ENDED                       YEARS ENDED
                                                                    JUNE 30                            DECEMBER 31
                                                         ------------------------------       -----------------------------
                                                             1999               1998              1998              1997
                                                         -----------        -----------       -----------       -----------
                                                         (UNAUDITED)        (UNAUDITED)
REVENUES:
      Service                                            $ 2,372,326        $ 2,290,764       $ 4,430,490       $ 2,304,975
      Product                                                      -                  -                 -         2,058,000
                                                         -----------        -----------       -----------       -----------
                                                           2,372,326          2,290,764         4,430,490         4,362,975

OPERATING EXPENSES:
      Cost of service revenue                              1,583,673          1,544,378         3,161,480         2,031,765
      Cost of product revenue                                      -                  -                 -         1,965,213
      Sales and marketing                                     89,437             81,954           207,310           222,399
      General and administrative                             227,751            258,209           609,553           359,820

      Depreciation and amortization
                                                               3,848              4,104             8,105             8,217
                                                         -----------        -----------       -----------       -----------
                                                           1,904,709          1,888,645         3,986,448         4,587,414

INCOME (LOSS) FROM OPERATIONS                                467,617            402,119           444,042          (224,439)

OTHER (EXPENSE) INCOME                                           (53)             5,180             5,383           112,080
                                                         -----------        -----------       -----------       -----------
      Income (loss) before provision (benefit) for
          income taxes                                       467,564            407,299           449,425          (112,359)


PROVISION (BENEFIT) FOR INCOME TAXES                         149,340             76,752           133,683           (56,490)
                                                         -----------        -----------       -----------       -----------
NET INCOME (LOSS)                                        $   318,224        $   330,547       $   315,742       $   (55,869)
                                                         ===========        ===========       ===========       ===========

   The accompanying notes are an integral part of these combined statements.

               PARKER MANAGEMENT CONSULTANTS, LTD., AND AFFILIATE

             COMBINED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
          FOR THE SIX MONTHS ENDED JUNE 30, 1999 (UNAUDITED), AND THE
                     YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                         PARKER MANAGEMENT
                                                         CONSULTANTS, LTD.             IDC SYSTEMS, LTD.
                                                            COMMON STOCK                  COMMON STOCK
                                                      ----------------------          --------------------
                                                       SHARES        AMOUNT            SHARES      AMOUNT
                                                      -------      ---------          --------    --------
BALANCE AT DECEMBER 31, 1996                           1,300       $      13             800       $  -
      Net income                                           -               -               -          -
                                                       -----       ---------             ---       ----
BALANCE AT DECEMBER 31, 1997                           1,300              13             800          -
      Sale of stock                                      600               6               -          -
      Distributions to IDC owner                           -               -               -          -
      Net income                                           -               -               -          -
                                                       -----       ---------             ---       ----
BALANCE AT DECEMBER 31, 1998                           1,900              19             800          -
      Distributions to IDC owner (unaudited)               -               -               -          -
      Net income (unaudited)                               -               -               -          -
                                                       -----       ---------             ---       ----
BALANCE AT JUNE 30, 1999 (unaudited)                   1,900       $      19             800       $  -
                                                       =====       =========             ===       ====




                                                       PAID-IN         RETAINED
                                                       CAPITAL         EARNINGS           TOTAL
                                                      ---------       ----------        ----------
BALANCE AT DECEMBER 31, 1996                           $   2,995       $ 386,052        $ 389,060
      Net income                                               -         (55,869)         (55,869)
                                                       ---------       ---------        ---------
BALANCE AT DECEMBER 31, 1997                               2,995         330,183          333,191
      Sale of stock                                       29,994               -           30,000
      Distributions to IDC owner                               -         (63,700)         (63,700)
      Net income                                               -         315,742          315,742
                                                       ---------       ---------        ---------
BALANCE AT DECEMBER 31, 1998                              32,989         582,225          615,233
      Distributions to IDC owner (unaudited)                   -         (73,000)         (73,000)
      Net income (unaudited)                                   -         318,224          318,224
                                                       ---------       ---------        ---------
BALANCE AT JUNE 30, 1999 (unaudited)                   $  32,989       $ 827,449        $ 860,457
                                                       =========       =========        =========

               PARKER MANAGEMENT CONSULTANTS, LTD., AND AFFILIATE

                        COMBINED STATEMENTS OF CASH FLOWS
      FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND 1998 (UNAUDITED), AND THE
                     YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                                                        SIX MONTHS ENDED
                                                                                            JUNE 30
                                                                                  ---------------------------
                                                                                     1999             1998
                                                                                  -----------     -----------
                                                                                  (UNAUDITED)     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net income (loss)                                                           $ 318,224        $ 330,547
      Adjustments to reconcile net income (loss) to net cash provided by operating activities-
            Depreciation and amortization                                             3,848            4,104
            Conversion of account receivable to note receivable                    (292,964)               -
            Deferred income tax liability                                           (52,200)         (69,200)
            Changes in assets and liabilities:
                  Accounts receivable, net                                          280,704         (489,972)
                  Prepaid and other current assets                                   (5,720)          24,676
                  Other assets                                                       74,185          (28,009)
                  Accounts payable                                                 (239,733)         154,321
                  Accrued expenses                                                  (59,195)         (55,755)
                  Deferred revenue                                                   70,060                -
                  Other current liabilities                                         (23,429)          28,478
                                                                                  ---------       ----------
                        Net cash provided by (used in) operating
                            activities                                               73,780         (100,810)
                                                                                  ---------       ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchases of fixed assets                                                      (5,348)         (12,942)
                                                                                  ---------       ----------
                        Net cash used in investing activities                        (5,348)         (12,942)
                                                                                  ---------       ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Purchase of stock                                                                   -           30,000
      Distributions to owner                                                        (73,000)         (43,700)
                                                                                  ---------       ----------
                        Net cash used in financing activities                       (73,000)         (13,700)
                                                                                  ---------       ----------

NET (DECREASE) INCREASE IN CASH                                                      (4,568)        (127,452)

CASH, beginning of year                                                             246,208          163,442
                                                                                  ---------       ----------
CASH, end of year                                                                 $ 241,640        $  35,990
                                                                                  =========       ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
      Cash paid for interest                                                      $       -        $      94
                                                                                  =========       ==========
      Cash paid for income taxes                                                  $  85,344        $   8,100
                                                                                  =========       ==========

                                                                                        YEARS ENDED
                                                                                        DECEMBER 31
                                                                                ----------------------------
                                                                                   1998              1997
                                                                                ----------       -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
      Net income (loss)                                                         $ 315,742        $ (55,869)
      Adjustments to reconcile net income (loss) to net cash provided by operating activities-
            Depreciation and amortization                                           8,105            8,217
            Conversion of account receivable to note receivable                         -                -
            Deferred income tax liability                                         (37,000)         (63,410)
            Changes in assets and liabilities:
                  Accounts receivable, net                                       (343,024)         124,811
                  Prepaid and other current assets                                 21,142           (5,075)
                  Other assets                                                    (28,009)         (21,991)
                  Accounts payable                                                 93,687          (97,274)
                  Accrued expenses                                                126,226          (16,908)
                  Deferred revenue                                                      -                -
                  Other current liabilities                                       (25,963)          76,193
                                                                                ---------        ---------
                        Net cash provided by (used in) operating
                            activities                                            130,906          (51,306)
                                                                                ---------        ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchases of fixed assets                                                   (14,440)               -
                                                                                ---------       ----------
                        Net cash used in investing activities                     (14,440)               -
                                                                                ---------       ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Purchase of stock                                                            30,000                -
      Distributions to owner                                                      (63,700)               -
                                                                                ---------        ---------
                        Net cash used in financing activities                     (33,700)               -
                                                                                ---------        ---------

NET (DECREASE) INCREASE IN CASH                                                    82,766          (51,306)

CASH, beginning of year                                                           163,442          214,748
                                                                                ---------        ---------
CASH, end of year                                                               $ 246,208        $ 163,442
                                                                                =========        =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
      Cash paid for interest                                                    $      94        $   3,189
                                                                                =========        =========
      Cash paid for income taxes                                                $   8,100        $       -
                                                                                =========        =========


   The accompanying notes are an integral part of these combined statements.

               PARKER MANAGEMENT CONSULTANTS, LTD., AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS
         AS OF JUNE 30, 1999 (UNAUDITED), AND DECEMBER 31, 1998 AND 1997

1.    ORGANIZATION:

Parker Management Consultants, Ltd. ("Parker" or the "Company"), was incorporated in 1993 under the laws of the state of Delaware.

The Company performs management and information systems consulting services. Prior to 1998, the Company also sold certain hardware and software products to its customers. Included in these combined financial statements are the operating results of IDC Systems ("IDC"), a company incorporated in 1993 under the laws of the state of Delaware and wholly owned by Ken Parker, the majority shareholder of the Company. IDC has a contract with one customer and acts as a pass-through organization for which Parker provides subcontracting services. IDC was included as part of the sale to ZMAX (see Note 11) and thus has been combined for purposes of these combined financial statements. IDC is an "S" corporation for income tax purposes, and as a result, the tax effects of its earnings and losses are not included in these financial statements.

The Company's operations are subject to certain risks and uncertainties, including, among others, rapidly changing technology and markets, current and potential competitors with greater financial, technical, and marketing resources, reliance on certain significant customers and dependence on key management personnel.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

UNAUDITED INTERIM FINANCIAL STATEMENTS

The accompanying combined balance sheet as of June 30, 1999, and the accompanying combined statements of operations and cash flows for the six months ended June 30, 1998 and 1999, are unaudited. The unaudited financial statements include all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of such financial statements. The data disclosed in the notes to the financial statements for these periods is unaudited. The results of operations for the six months ended June 30, 1999, are not necessarily indicative of the results for the entire fiscal year.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

Revenues from time-and-materials contracts are recognized based on fixed hourly rates for direct labor hours expended plus specified direct costs. Revenues from fixed-price contracts are recognized on the percentage-of-completion method, with costs and estimated profits recorded as work is performed. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including final contract settlements, may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Revenue from product sales are recognized upon shipment. Revenue from maintenance and support service is recognized evenly over the term of the support agreement.

SIGNIFICANT CUSTOMERS

During 1998, three customers individually represented 25, 21, and 18 percent of revenue, respectively. During 1997, two customers individually represented 39 and 12 percent of revenue, respectively. During the six months ended June 30, 1999, three customers individually represented 40, 24, and 10 percent of revenue, respectively. Due to the Company's business and the relative size of certain contracts, the loss of any single significant customer could have a material adverse effect on the Company's results of operations.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. As of December 31, 1998, cash equivalents consisted of funds in money market accounts.

DEFERRED REVENUE

In the event that the Company receives payment for services prior to the completion of those services, the Company defers such revenues until properly recognizable under the stated revenue recognition policies described above.

INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109 "Accounting for Income Taxes." Under SFAS No. 109, deferred tax assets and liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. SFAS No. 109 requires that the net deferred tax asset be reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the net deferred tax asset will not be realized.

3.    FIXED ASSETS:

Fixed assets are carried at cost and depreciated over their estimated useful lives, ranging from three to seven years, using the straight-line method. Capital leases and leasehold improvements are depreciated using the straight-line method over their estimated useful lives or the term of the lease, whichever is shorter.

Fixed assets as of June 30, 1999, and December 31, 1998 and 1997, consist of the following:

                                                                       DECEMBER 31
                                                  JUNE 30,      -------------------------
                                                   1999           1998            1997
                                                -----------     ---------     -----------
                                                (UNAUDITED)
Furniture and office equipment                  $ 22,327        $ 22,327        $  7,888
Computer equipment and software                   28,786          23,438          23,437
                                                --------        --------        --------
                                                  51,113          45,765          31,325
Accumulated depreciation and amortization        (29,132)        (25,284)        (17,178)
                                                --------        --------        --------
              Net fixed assets                  $ 21,981        $ 20,481        $ 14,147
                                                ========        ========        ========

4.    NOTE RECEIVABLE

During late 1996, the Company loaned $40,000 to Congressional Air, Ltd., an independent third party, with interest accruing at 8.0 percent per annum. Under the terms of the loan, payment of the loan would be payable in 60 equal monthly payments of principal and interest once notice was given by the Company to Congressional Air, Ltd. In February 1999, the loan, including interest, was transferred from Congressional Air, Ltd., to Parker Aero, Ltd., a related party. Again, payment of the loan was not required until requested by the Company.

Due to the inherent uncertainty regarding the collectibility of this loan and its eventual forgiveness by management in September 1999, this asset was written off during 1996 and interest income was never recorded on this loan.

In June 1999, the Company entered into a note receivable for $299,786 with one of its customers that was having difficulty paying the balance owed to the Company. This note accrues interest at 10.0 percent per annum and is being paid in monthly installments of $30,000. As a result of this transaction, $299,786 was transferred from accounts receivable to a note receivable during 1999.

5.    SPLIT-DOLLAR LIFE INSURANCE POLICY

During December 1995, the Company entered into a split-dollar life insurance policy with

Lincoln Benefit Life and a shareholder of the Company. Under this insurance policy, the Company was required to pay the annual premiums of $25,000 to the insurance company to insure the shareholder. Meanwhile, the policy was owned by the shareholder, but the Company was assigned an interest in the policy equal to its cash outlay for the premiums.

The Company paid $75,000 in premiums through December 31, 1998; however, in February 1999, the Company released its assignment in the policy to the shareholder for $5. Prior to the release of the assignment, the Company recorded the lesser of the cash surrender value of the policy or the Company's interest in the policy as an asset on its books, with the difference recorded as a general and administrative expense. Upon release of the assignment, the Company recorded a loss of $74,995 within other income on the income statement for the difference between the cash surrender value and the sale price.

6.    COMMON STOCK:

COMMON STOCK ISSUANCES

The Company has 15,000 shares of common stock authorized with a par value of $0.01. As of December 31, 1997, there were 1,300 shares of common stock outstanding, all of which were held by various members of the Parker family. During early 1998, Ken Parker purchased an additional 600 shares of common stock for $30,000, bringing the total outstanding shares of common stock as of December 31, 1998 to 1,900. As of July 1, 1998, all the outstanding shares of common stock were transferred from the members of the Parker family to The Westmont Non-Grantor Trust.

RETIREMENT OF COMMON STOCK

In April 1996, the Company issued 138 shares of common stock, approximately 10 percent of the Company's outstanding stock at the time, to Jade Planet, Inc. ("Jade"), in exchange for 96 shares of Jade common stock, approximately 50 percent of Jade's outstanding stock at the time. In November 1996, Jade ceased operations and the Company repurchased and retired its 138 shares of common stock for $10,000, concurrently a loss of $10,000 was recognized on the investment.

7.    PROFIT-SHARING PLAN:

The Company has a 401(k) tax deferred savings plan for the benefit of substantially all employees. The plan provides for contributions by employees and allows the Company to make a discretionary contribution. In March 1999, the Company amended this plan to provide for a matching employer contribution of 50 percent of the employees first 6 percent of contributions. During 1997 and 1998, the Company did not make a discretionary contribution. For the six months ended June 30, 1999, the Company made contributions of $23,288.

8.    TAXES:

The income tax provision (benefit) for the years ended December 31, 1997 and 1998, is composed of the following:

                                              YEARS ENDED
                                              DECEMBER 31
                                       --------------------------
                                          1998            1997
                                       ---------       ----------
Income tax provision (benefit):
      Current-
            Federal                   $ 139,746        $   4,543
            State                        30,937            2,377
                                      ---------        ---------
                                        170,683            6,920
                                      ---------        ---------
      Deferred-
            Federal                     (30,395)         (48,666)
            State                        (6,605)         (14,744)
                                      ---------        ---------
                                        (37,000)         (63,410)
                                      ---------        ---------
                                      $ 133,683        $ (56,490)
                                      =========        =========


The provision for income taxes results in effective rates that differ from the federal statutory rate as follows:

                                                           YEARS ENDED
                                                           DECEMBER 31
                                                       -------------------
                                                       1998         1997
                                                     --------     --------
Statutory federal income tax rate                      35.0%        35.0%
Effect of graduated rates                              (3.5)       (10.6)
State income taxes, net of federal tax benefit          4.6          4.6
Other                                                   2.2          2.2
                                                       ----         ----
                                                       38.3%        31.2%
                                                       ====         ====

The deferred tax assets (liabilities) consist of the following as of December 31, 1998 and 1997:

                                                                                  YEARS ENDED
                                                                                  DECEMBER 31
                                                                          ---------------------------
                                                                             1998             1997
                                                                          ----------       ----------
             Deferred tax assets:
                   Write-off of note receivable                           $  15,200        $  15,200
                   Accruals and reserves                                     11,390            6,580
                   Prepaid insurance                                              -            7,866
                                                                          ---------        ---------
                                     Total deferred tax assets               26,590           29,646
                                                                          ---------        ---------
             Deferred tax liabilities:
                   Deferred revenues                                        (68,828)        (114,571)
                   Depreciation                                              (7,200)          (4,275)


                   Prepaid insurance                                         (2,762)               -
                                                                          ---------        ---------
                                     Total deferred tax liabilities         (78,790)        (118,846)
                                                                          ---------        ---------
             Net deferred tax liability                                   $ (52,200)       $ (89,200)
                                                                          =========        =========


9.    RELATED-PARTY TRANSACTIONS:

The Company has entered into an agreement with Parker Aero, Ltd. ("Parker Aero"), an enterprise wholly owned by Ken Parker. Parker Aero provides transportation services to the Company for business travel. The Company paid a total of $64,434 and $58,279 for the years ended December 31, 1998 and 1997, respectively, to Parker Aero for business travel for Company personnel. The Company also had a note receivable from Parker Aero, which is described in Note 4.

Jennifer Parker, a shareholder of the Company, provides marketing services to the Company in the capacity of an independent contractor. She is the sole employee of Parker Marketing, an entity that has entered into an oral agreement with the Company to provide marketing services. According to the agreement, Parker Marketing is to be paid $40,000 per year plus a discretionary commission for marketing services provided. The Company incurred approximately $48,846 and $26,923 in consulting expenses for services rendered by Parker Marketing for the years ended December 31, 1998 and 1997, respectively.

10.   COMMITMENTS AND CONTINGENCIES:

LEASES

The Company has various leasing arrangements for office space, equipment, and vehicles. Rental expense related to operating leases was approximately $83,532, $89,935, $48,556 and $44,153 for the years ended December 31, 1998 and 1997, and the six months ended June 30, 1999 and 1998, respectively.

The future minimum lease obligations under operating leases as of December 31, 1998, are as follows:

   YEAR ENDING
   DECEMBER 31                          OPERATING LEASES
   -----------                          ----------------
      1999                                 $29,629
      2000                                   9,844
      2001                                     507
      2002                                     -
                                           --------
               Total                       $39,980
                                           ========

LITIGATION

In February 1999, the Company reached a settlement with a subcontractor related to work performed in 1997 and 1998 wherein the Company was required to pay approximately $44,000 and was released from all liability related to the work performed by the subcontractor.

In March 1999, the Company reached a settlement with a company for which it had acted as a subcontractor related to work performed in 1996 and 1997. Under the terms of the settlement, Parker received approximately $73,500. In each instance described above, the Company recognized revenues and expenses equal to the ultimate amounts of the settlements at the time the work was performed.

The Company is periodically a party to disputes arising from normal business activities. In the opinion of management, resolution of these matters will not have a material adverse effect upon the financial position or future operating results of the Company, and adequate provision for any potential losses has been made in the accompanying combined financial statements.

CONTRACTUAL COMMITMENTS

The Company periodically enters into contractual commitments that extend beyond one year or into different calendar years and occasionally offers warranties for its services. In the opinion of management, an adequate provision has been made for any potential liabilities arising from warranty or other contractual obligations.

11.   SUBSEQUENT ACQUISITION:

On October 1, 1999, ZMAX acquired all the issued and outstanding common stock of Parker in exchange for $1.5 million in cash, a $3.0 million promissory note, and a warrant to purchase 200,000 shares of ZMAX common stock at $5.00 per share. On October 1, 1999, ZMAX also acquired all the outstanding stock of IDC for $10,000.

                       PARKER MANAGEMENT CONSULTANTS, LTD.

                PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                                   (UNAUDITED)

  The following unaudited pro forma condensed combined balance sheet under the heading "Pro Forma ZMAX and Parker" gives effect to the acquisition of Parker Management Consultants, Ltd., and Affiliate ("Parker"), for cash, including estimated direct acquisition costs of $225,000, of approximately $1.735 million (of which $150,000 is potentially subject to post-closing adjustments), a $3,000,000 promissory note payable, and a warrant to purchase 200,000 shares of ZMAX common stock at $5.00 per share, as if the acquisition had occurred on June 30, 1999.

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 1999 under the heading "Pro Forma ZMAX and Parker" also gives effect to the Parker acquisition as if it had occurred on January 1, 1998.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 1998 give effect to (a) the Eclipse Information Systems, Inc. ("Eclipse") acquisition under the heading "Pro Forma ZMAX and Eclipse" and (b) the acquisition of Parker under the heading "Pro Forma ZMAX, Eclipse and Parker" as if each had occurred on January 1, 1998.

The Eclipse and Parker acquisitions have been accounted for by the purchase method of accounting. The purchase price has been allocated on a preliminary basis to the assets and liabilities acquired based upon the estimated fair value of such assets and liabilities.

The pro forma adjustments are based on preliminary estimates, available information and certain assumptions and may be revised as additional information becomes available. This information should be read in conjunction with the notes included herein, the Parker Management Consultants, Ltd. and Affiliate Financial Statements included herein, the Eclipse Information Systems Inc. Financial Statements filed on Form 8-K on March 1, 1999, and the ZMAX consolidated financial statements included in the Company's Form 10-Q for the quarter ended June 30, 1999 and Form 10-K for the year ended December 31, 1998.

In the opinion of management of ZMAX Corporation, all adjustments have been made that are necessary to present fairly the unaudited pro forma condensed combined consolidated statements. The unaudited pro forma condensed combined consolidated financial statements do not purport to represent what the combined Company's results of operations or financial position actually would have been had this transaction occurred on the dates specified, or to project the combined Company's results of operations or financial position for any future period or date. Because the entities were not under common control or management, historical consolidated results may not be comparable to, or indicative of, future performance.

                                ZMAX CORPORATION
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1999



                                                             Historical
                                                                ZMAX              Parker
                                 Assets
Current assets:
        Cash and cash equivalents                         $  4,242,489        $    241,640
        Accounts receivable                                  4,605,506             589,052
        Prepaid expenses and other asset                       308,383              11,477
                                                          ------------        ------------
                Total current assets                         9,156,378             842,169
        Property, plant and equipment, net                     598,791              21,981
        Intangible assets, net                               8,886,654                   -
        Other assets                                            85,582             299,253
                                                          ------------        ------------
                Total assets                              $ 18,727,405        $  1,163,403
                                                          ============        ============

                Liabilities and Stockholders' Equity

Current liabilities:
        Accounts payable and accrued expenses             $  2,107,810        $    192,915
        Current portion of note payable                              -                   -
        Deferred revenue                                             -              70,060
        Current portion of capital lease
          obligations                                           33,832                   -
        Other current liabilities                                    -              39,971
                                                          ------------        ------------
                Total current liabilities                    2,141,642             302,946
        Note payable, net of current portion                         -                   -
        Capital lease obligations, net of current
          portion                                               53,602                   -
                                                          ------------        ------------
                Total liabilities                            2,195,244             302,946

Stockholders' equity:
        Common stock                                            13,117                  19
        Stock warrants                                         704,000                   -
        Additional paid-in capital                          41,059,101              32,989
        Accumulated deficit                                (25,244,057)            827,449
                                                          ------------        ------------
                Total stockholders' equity                  16,532,161             860,457
                                                          ------------        ------------
                Total liabilities and stockholders'
                  equity                                  $ 18,727,405        $  1,163,403
                                                          ============        ============

                                                                              Pro Forma
                                                             Pro Forma         ZMAX and
                                                            Adjustments         Parker
                                 Assets
Current assets:
        Cash and cash equivalents                         $ (1,510,000)(A)    $  2,974,129
        Accounts receivable                                          -           5,194,558
        Prepaid expenses and other asset                             -             319,860
                                                          ------------        ------------
                Total current assets                        (1,510,000)          8,488,547
        Property, plant and equipment, net                           -             620,772
        Intangible assets, net                               3,895,043 (B)      12,781,697
        Other assets                                                 -             384,835
                                                          ------------        ------------
                Total assets                              $  2,385,043        $ 22,275,851
                                                          ============        ============

                Liabilities and Stockholders' Equity

Current liabilities:
        Accounts payable and accrued expenses             $    225,000(C)     $  2,525,725
        Current portion of note payable                      1,000,000(D)        1,000,000
        Deferred revenue                                             -              70,060
        Current portion of capital lease
          obligations                                                -              33,832
        Other current liabilities                                    -              39,971
                                                          ------------        ------------
                Total current liabilities                    1,225,000           3,669,588
        Note payable, net of current portion                 1,880,000(D)        1,880,000
        Capital lease obligations, net of current
          portion                                                    -              53,602
                                                          ------------        ------------
                Total liabilities                            3,105,000           5,603,190

Stockholders' equity:
        Common stock                                               (19)(E)          13,117
        Stock warrants                                         140,500 (E)         844,500
        Additional paid-in capital                             (32,989)(E)      41,059,101
        Accumulated deficit                                   (827,449)(E)     (25,244,057)
                                                          ------------        ------------
                Total stockholders' equity                    (719,957)         16,672,661
                                                          ------------        ------------
                Total liabilities and stockholders'
                  equity                                  $  2,385,043        $ 22,275,851
                                                          ============        ============

                                ZMAX CORPORATION
            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999



                                                                Historical
                                                                   ZMAX               Parker
Revenues
  Professional services                                       $ 11,291,378        $  2,372,326
  Software                                                         893,998                 -
                                                              ------------        ------------
    Total revenues                                              12,185,376           2,372,326

Operating Expenses:
    Cost of revenues-Professional
      services                                                   5,167,508           1,583,673
    Cost of revenues-Software                                       39,733                 -
    Research and development                                       280,170                 -
    Sales and marketing                                          1,217,326              89,437
    General and administrative                                   3,968,420             227,751
    Amortization and depreciation                                  821,202               3,848
                                                              ------------        ------------
     Income from operations                                        691,017             467,617

Other income (expense):
     Interest income                                                68,578                 -
     Interest expense                                               (4,497)                -
     Other                                                          (2,990)                (53)
                                                              ------------        ------------
        Net income before income tax expense                       752,108             467,564

Income tax expense                                                     -               149,340
        Net income                                            $    752,108        $    318,224
                                                              ============        ============
Basic net income per share                                    $       0.06
                                                              ============

Diluted net income per share                                  $       0.06
                                                              ============

Shares used in computing basic net income per share             12,949,913
                                                              ============

Shares used in computing diluted net income per share           13,034,804
                                                              ============

                                                                                       Pro Forma
                                                                 Pro Forma              ZMAX and
                                                                Adjustments              Parker
Revenues
  Professional services                                        $    -                 $ 13,663,704
  Software                                                          -                      893,998
                                                               ------------           ------------
    Total revenues                                                  -                   14,557,702

Operating Expenses:
    Cost of revenues-Professional
      services                                                      -                    6,751,181
    Cost of revenues-Software                                       -                       39,733
    Research and development                                        -                      280,170
    Sales and marketing                                             -                    1,306,763
    General and administrative                                      -                    4,196,171
    Amortization and depreciation                                   129,835(F)             954,885
                                                               ------------           ------------
     Income from operations                                        (129,835)             1,028,799

Other income (expense):
     Interest income                                                -                       68,578
     Interest expense                                              (120,000)(G)           (124,497)
     Other                                                          -                       (3,043)
                                                               ------------           ------------
        Net income before income tax expense                       (249,835)               969,837
Income tax expense                                                 (149,340)(H)                -
        Net income                                             $   (100,495)          $    969,837
                                                               ============           ============

Basic net income per share                                                            $       0.07
                                                                                      ============

Diluted net income per share                                                          $       0.07
                                                                                      ============

Shares used in computing basic net income per share                                     12,949,913
                                                                                      ============

Shares used in computing diluted net income per share                                   13,034,804
                                                                                      ============

                                ZMAX CORPORATION
           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                                    Historical                                 Pro Forma
                                                                       ZMAX              Eclipse (I)          Adjustments
                                                                   ------------         ------------        ---------------
Revenues                                                           $  9,916,276         $  8,065,851                 $ -

Operating Expenses:
        Cost of revenues                                              3,478,982            4,738,238                   -
        Research and development                                        473,362                    -                   -
        Sales and marketing                                           1,190,548              294,958                   -
        General and administrative                                    3,515,391            1,984,758             (40,000)(J)
        Employee stock compensation                                     534,384              238,108                   -
        Amortization and depreciation                                 1,268,338               84,770             275,290 (K)
                                                                   ------------         ------------        ------------
          Income (loss) from operations                                (544,729)             725,019            (235,290)

Other income (expense):
        Interest income                                                 270,337                    -                   -
        Interest expense                                                 (9,140)             (29,133)                  -
        Other                                                               821                    -                   -
                                                                   ------------         ------------        ------------
          Net income (loss) before income tax expense                  (282,711)             695,886            (235,290)
Income tax expense                                                            -                5,359              (5,359)(L)
                                                                   ------------         ------------        ------------
          Net income (loss)                                        $   (282,711)        $    690,527        $   (229,931)
                                                                   ============         ============        ============

Basic net income (loss) per share                                  $      (0.03)
                                                                   ------------

Diluted net income (loss) per share                                $      (0.03)
                                                                   ------------

Shares used in computing basic net income (loss) per share           10,638,680
                                                                   ------------

Shares used in computing diluted net income (loss) per share         10,638,680
                                                                   ------------


                                                                       Pro Forma
                                                                       ZMAX and            Historical
                                                                       Eclipse               Parker
                                                                     ------------         ------------
Revenues                                                             $ 17,982,127         $  4,430,490

Operating Expenses:
        Cost of revenues                                                8,217,220            3,161,480
        Research and development                                          473,362                    -
        Sales and marketing                                             1,485,506              207,310
        General and administrative                                      5,460,149              609,553
        Employee stock compensation                                       772,492                    -
        Amortization and depreciation                                   1,628,398                8,105
                                                                     ------------         ------------
          Income (loss) from operations                                   (55,000)             444,042

Other income (expense):
        Interest income                                                   270,337                5,383
        Interest expense                                                  (38,273)                   -
        Other                                                                 821                    -
                                                                     ------------         ------------
          Net income (loss) before income tax expense                     177,885              449,425
Income tax expense                                                              -              133,683
                                                                     ------------         ------------
          Net income (loss)                                          $    177,885         $    315,742
                                                                     ============         ============

Basic net income (loss) per share                                    $       0.01
                                                                     ------------

Diluted net income (loss) per share                                  $       0.01
                                                                     ------------

Shares used in computing basic net income (loss) per share             12,259,502
                                                                     ------------

Shares used in computing diluted net income (loss) per share           12,259,876
                                                                     ------------

                                                                                              Pro Forma
                                                                                               ZMAX,
                                                                        Pro Forma           Eclipse and
                                                                        Adjustments            Parker
                                                                     ----------------      -------------
Revenues                                                                       $-           $ 22,412,617

Operating Expenses:
        Cost of revenues                                                        -             11,378,700
        Research and development                                                -                473,362
        Sales and marketing                                                     -              1,692,816
        General and administrative                                              -              6,069,702
        Employee stock compensation                                             -                772,492
        Amortization and depreciation                                     259,670(F)           1,896,173
                                                                     ------------           ------------
          Income (loss) from operations                                  (259,670)               129,372

Other income (expense):
        Interest income                                                         -                275,720
        Interest expense                                                 (240,000)(G)           (278,273)
        Other                                                                   -                    821
                                                                     ------------           ------------
          Net income (loss) before income tax expense                    (499,670)               127,640
Income tax expense                                                       (133,683)(H)                  -
                                                                     ------------           ------------
          Net income (loss)                                          $   (365,987)          $    127,640
                                                                     ============           ============

Basic net income (loss) per share                                                           $       0.01
                                                                                            ------------

Diluted net income (loss) per share                                                         $       0.01
                                                                                            ------------

Shares used in computing basic net income (loss) per share                                    12,259,502
                                                                                            ------------

Shares used in computing diluted net income (loss) per share                                  12,259,876
                                                                                            ------------

NOTES TO UNAUDITED PRO FORMA CONDENSED

                          COMBINED FINANCIAL STATEMENTS

(A) Reflects the cash payment of $1,510,000 to former Parker shareholders, of which $150,000 was placed into escrow and is subject to post-closing adjustments.

(B) Reflects the excess purchase price paid by ZMAX over the fair value of the Parker net assets acquired.

(C)   Reflects the accrual of estimated direct costs related to the acquisition.

(D) Reflects the issuance of a $3.0 million note payable to the former Parker shareholders. The note has a stated interest rate of 6.0% with interest payable quarterly. Three principal payments of $1.0 million each are due on October 1, 2000, 2001 and 2002. For presentation purposes the note has been discounted to reflect an 8.0% effective interest rate.

(E) Reflects the issuance of a warrant to purchase 200,000 shares of ZMAX Common Stock at $5.00 per share to former Parker Shareholders, net of the elimination of historical equity balances of Parker.

(F) Reflects amortization of the excess of cost over the fair value of the net assets acquired over the estimated weighted average life of 15 years for the Parker acquisition.

(G) Reflects additional interest expense to be incurred related to the $3.0 million note payable issued to the former Parker shareholders at an effective interest rate of 8.0%.

(H) Reflects the reduction in provision for income taxes resulting from the effect of ZMAX's net operating loss carryforwards to offset Parker's net income.

(I) Historical statements for Eclipse are through December 14, 1998 which was the date the Eclipse acquisition was completed. Subsequent to completion of the acquisition, all financial reporting data is included in the historical ZMAX data.

(J) Reflects prospective reductions in salary and bonuses to the prior owners and key executives of Eclipse as agreed upon in their employment agreements.

(K) Reflects amortization of the excess of cost over the fair value of the net assets acquired over the estimated weighted average life of 25 years for the Eclipse acquisition.

(L) Reflects reduction in provision for income taxes resulting from the termination of Eclipse's status as an S Corporation and the effect of ZMAX's net operating loss carryforwards.